Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Preliminary Fourth Quarter 2017 Financial Results

and Timing of Q4 Conference Call

SANTA CLARA, Calif. — January 17, 2018 – Intevac, Inc. (Nasdaq: IVAC), today announced preliminary financial results for the fourth quarter and full year 2017. Revenues for the fourth quarter were $24.8 million, in line with prior guidance, and included $6.9 million in Photonics revenues, two 200 Lean systems in Thin-film Equipment revenues, and service and upgrade sales to hard drive customers. Profitability exceeded guidance and is expected to be at breakeven, plus or minus $0.01 per share, subject to any final tax adjustments. For the full year, total revenues were $112.8 million, with net earnings in the range of $0.17 to $0.18 per diluted share.

“As expected, 2017 was a strong growth year for Intevac’s Thin-film Equipment business, and total revenues were up 41% year-over-year,” commented Wendell Blonigan, president and chief executive officer of Intevac. “We continue to work towards booking new follow-on orders of our INTEVAC VERTEX® system in the display cover panel market, where our existing and potential new customers continue to evaluate our oDLC™ protective thin-film coating solution for multiple cover glass applications. We are also in discussions with our solar customer to determine a delivery schedule for the remaining ENERGi® systems in backlog. We will provide an update on each of our businesses, and our preliminary outlook for 2018, on our Q4 2017 conference call later this month.”

Intevac will release financial results for its fiscal fourth quarter and full year 2017 at approximately 1 p.m. PT (4 p.m. ET) on Wednesday, January 31, 2018. At 1:30 p.m. PT (4:30 p.m. ET) on January 31, Intevac management will host a teleconference to discuss the Company’s financial results.

To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet on the Investors link of the Company’s website, investor.intevac.com. For those unable to attend live, this web site will host an archive of the call.

A telephone replay will be available for four days, beginning two hours after completion of the call. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Conference ID 6190879.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Specific forward-looking statements contained in this press release include, but are not limited to: statements regarding financial results for Company’s fiscal fourth quarter and full year 2017, which remain subject to adjustment in connection with the preparation of the Company’s Form 10-K, as well as statements regarding future orders and deliveries of INTEVAC VERTEX and ENERGi systems. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: currently unforeseen items or corrections that may occur in the process of completing the audit of our year-end financial statements, as well as challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.